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                                                                   Exhibit 11(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus; and "Miscellaneous" and "Financial Statements" in the NetNet Fund Statement of Additional Information included in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, No. 33-54748) of The Munder Funds, Inc.

We also consent to the incorporation by reference into the NetNet Fund Statement of Additional Information of our report dated August 15, 1997 with respect to the financial statements and financial highlights of the NetNet Fund, one of the portfolios constituting The Munder Funds, Inc.



                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                             ERNST & YOUNG LLP


May 22, 1998
Boston, Massachusetts